Exhibit 21.1

RESIDEO TECHNOLOGIES, INC.

SUBSIDIARIES OF THE REGISTRANT

Name	Country or State of Incorporation
11001876 Canada Limited	Canada
Ackermann Limited	United Kingdom
Ademco (Pty) Ltd	South Africa
Ademco 1 B.V.	Netherlands
Ademco 1 GmbH	Germany
ADEMCO 1 LIMITED	United Kingdom
Ademco 2 B.V.	Netherlands
Ademco 2 GmbH	Germany
ADEMCO 2 LIMITED	United Kingdom
Ademco 2 S.r.l.	Italy
ADEMCO 3 LIMITED	United Kingdom
ADEMCO 4 LIMITED	United Kingdom
Ademco ADI Global Distribution LDA	Portugal
Ademco ADI Global Distribution, S.L.	Spain
Ademco Australia Pty, Limited	Australia
Ademco Austria GmbH	Austria
ADEMCO Canada II Ltd.	Canada
Ademco Comercial y Centro de Investigación y Desarrollo, S. de R.L. de C.V.	Mexico
Ademco CZ s.r.o.	Czech Republic
Ademco FZE	United Arab Emirates
Ademco Holding B.V.	Netherlands
Ademco I LLC	United States
ADEMCO III Ltd.	Canada
Ademco Inc.	United States
Ademco International Limited	United Kingdom
Ademco Manufacturing Holding Mexico, S. de R.L. de C.V.	Mexico
Ademco Otomasyon Limited Şirketi	Turkey
Ademco sp.z o.o.	Poland
ADEMCO SRL	Argentina
Ademco Supply S.r.l.	Romania
ADI - Gardiner SAS	France
ADI Global Distribution AB	Sweden
ADI Global Distribution Denmark A/S	Denmark
ADI Global Distribution Finland Oy	Finland
ADI Global Distribution Italia S.r.l.	Italy
ADI Global Distribution Norge AS	Norway
ADI of Puerto Rico, Inc.	Puerto Rico
ADI-GARDINER EMEA LIMITED	United Kingdom
ADI-Gardiner EMEA SAS	France
ADI-Gardiner Holding Limited	United Kingdom
ADI-Gardiner Ireland Limited	Ireland
ADI-Gardiner Limited	United Kingdom
ADI-GARDINER Netherlands B.V.	Netherlands
ADI-Gardiner NV	Belgium
AlarmExpress Limited	United Kingdom
AlarmNet, Inc.	United States
BACOU UK Ltd.	United Kingdom
BACOUDEV 2 Sarl	France
bk-electronic GmbH	Germany
Buoy Labs, Inc.	United States
Cara C'Air BV (50%) (Remaining 50% owned by third party)	Netherlands
Eclipse Limited	United Kingdom
Eclipse Thermal Systems Limited	United Kingdom
Elmwood Sensors Limited	United Kingdom
EMS Acquisition Company Limited	United Kingdom
EnergyMGT UK Limited	United Kingdom
Enraf Ltd.	United Kingdom
EX-OR Holdings Limited	United Kingdom
Ex-Or Limited	United Kingdom
Exothermics Limited	United Kingdom
Honeywell Laminate Systems SAS	France
Resideo Manufacturas de Chihuahua, S. de R.L. de C.V.	Mexico
Honeywell Video Systems UK Limited	United Kingdom
Infratec Datentechnik GmbH	Germany
Inline Electronics Limited	United Kingdom
Instromet Mexicana, S. de R.L. de C.V.	Mexico
LifeWhere, LLC	United States
LXE (UK) Ltd.	United Kingdom
LXE France Sarl	France
LXE Italia S.r.l.	Italy
Metrologic Instruments UK Limited	United Kingdom
Mexhon, S. de R.L. de C.V.	Mexico
Novar Building Products Limited	United Kingdom
Novar Dormant Holdings Company Limited	United Kingdom
Novar International Limited	United Kingdom
Novar Overseas Limited	United Kingdom
Novar Plumbing Limited	United Kingdom
Novar Projects Limited	United Kingdom

OOO System Sensor Fire Detectors	Russia
Pittway 2 Sarl	Switzerland
Pittway 3 GmbH	Switzerland
Pittway BVBA	Belgium
Pittway GmbH	Austria
Pittway Holding GmbH	Switzerland
Pittway Homes Systems, S.L.	Spain
Pittway Sarl	Switzerland
Radio Systemes Ingénierie Video Technologies SAS (a/k/a RSI Video Technologies SAS)	France
RAE UK Limited	United Kingdom
Resideo Funding Inc.	United States
Resideo Holding Inc.	United States
Resideo Intermediate Holding Inc.	United States
Resideo International (India) Pvt. Ltd.	India
Resideo Korea Co., Ltd.	South Korea
Resideo Korlátolt Felelősségű Társaság	Hungary
Resideo Life Care Solutions LLC	United States
Resideo S.r.l.	Italy
Resideo s.r.o.	Slovakia
Resideo Sarl	France
Resideo Singapore Pte. Ltd.	Singapore
Resideo Smart Home Technologies (India) Pvt. Ltd.	India
Resideo Smart Homes Technology (Tianjin) Co., Ltd.	China
RSI Holding SA	France
RSI Participations SAS	France
RSI Video Technologies Limited	United Kingdom
RSI Video Technologies, Inc. (US)	United States
Satamatics Global Limited	United Kingdom
Satcom1 Integration Services ApS	Denmark
Satronic Controls (U.K.) Limited	United Kingdom
Securite Communications SAS	France
Special Products Division Limited	United Kingdom
Sperian Protection Footwear Givors SAS	France
Stentorious SAS	France